Exhibit 4.6

[OUTFRONT MEDIA INC.]

[OUTFRONT MEDIA CAPITAL LLC and

OUTFRONT MEDIA CAPITAL CORPORATION]

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Form of Indenture

Dated as of

CROSS-REFERENCE TABLE

This Cross-Reference Table is not part of the Indenture

Trust Indenture Act of 1939 Section

		Indenture Section
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	7.09
	(b)	7.08, 7.09 and 7.10
	(c)	Not applicable
311	(a)	*
	(b)	*
	(c)	Not applicable
312	(a)	5.01
	(b)	*
	(c)	*
313	(a)	5.03
	(b)(1)	Not applicable
	(b)(2)	*
	(c)	*
	(d)	*
314	(a)	5.02
	(b)	Not applicable
	(c)(1)	14.03
	(c)(2)	14.03
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	14.03 and 14.04
	(f)	Not applicable
315	(a)	7.01
	(b)	6.08
	(c)	7.01
	(d)	7.01
	(e)	6.09
316	(a)(1)	6.01 and 6.07
	(a)(2)	Not applicable
	(b)	6.04
	(c)	*
317	(a)	6.02
	(b)	4.04(a)
318	(a)	14.17

*       Automatically included under Section 318(c) of the Trust Indenture Act of 1939, as amended

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

THIS INDENTURE, dated as of                    between [OUTFRONT Media Inc., a Maryland corporation] [Outfront Media Capital LLC, a Delaware limited liability company, and Outfront Media Capital Corporation, a Delaware corporation], and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the [Company has] [Issuers have] duly authorized the issue from time to time of [its] [their] notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the [Company has] [Issuers have] duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the [Company] [Issuers] and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

Article 1
DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.13 to act on behalf of the Trustee to authenticate Securities.

“Authorized Officer” means any of the [Company’s directors] [the Issuers’ respective directors or members], the [Company’s] [Issuers’] Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretaries (in the case of an Officer’s Certificate to be delivered by a Guarantor, and in the case of a Guarantor Order, such officers of such Guarantor).

“Beneficial Owner” means a Person who is the beneficial owner of a beneficial interest in a Global Security as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

[“Company” means OUTFRONT Media Inc., a Maryland corporation, until any successor corporation or limited liability company shall have become such pursuant to the provisions of Article Eleven, and thereafter “Company” shall mean such successor, except as otherwise provided in Section 11.02.]

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Securities Exchange Act of 1934, as amended, that is designated to act as depositary for such Securities as contemplated by Section 2.02. The initial Depositary will be DTC.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 6.01.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.11 (or such legend as may be specified as contemplated by Section 2.02 for such Securities).

“Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article Fifteen, provided that the term “Guarantee,” when used with respect to any Security or with respect to any series of Securities means a guarantee of such Security or of such series of Securities, respectively, by a Guarantor of such Security or such series of Securities, respectively, as contemplated by Article Fifteen.

“Guarantor” means any person that issues a Guarantee of any Security of any series, either on the date such Security is issued or after such date, in accordance with or pursuant to the terms of this Indenture, provided that, upon the release and discharge of such person from its Guarantee in accordance with or pursuant to this Indenture, such person shall cease to be a Guarantor.

“Guarantor Order” means a written order signed in the name of the Guarantor by an Authorized Officer thereof.

“Indenture” means this instrument as originally executed or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

“interest” means interest payable after the principal thereof has become due and payable whether at maturity, by declaration of acceleration, by call for redemption, pursuant to a sinking fund, or otherwise, or as otherwise specified in any indenture supplement or an Officer’s Certificate.

[“Issuers” means Outfront Media Capital LLC, a Delaware limited liability company, and Outfront Media Capital Corporation, a Delaware corporation, until any successor corporations or limited liability companies shall have become such pursuant to the provisions of Article Eleven, and thereafter “Issuers” means such successors, except as otherwise provided in Section 11.02.]

“Officer’s Certificate” means a certificate signed by any one of the Authorized Officers of [the Company] [each of the Issuers] and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the [Company] [Issuers] or any Guarantor, or may be other counsel, in any case, satisfactory to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding” when used with reference to Securities, subject to the provisions of Section 8.04, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)       Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the [Company] [Issuers]) or shall have been set aside and segregated in trust by [the Company] [any Issuer] (if [the Company] [such Issuer] shall act as paying agent on behalf of the [Company] [Issuers]), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been delivered as in Article Three provided, or provision satisfactory to the Trustee shall have been made for delivering such notice;

(c)       Securities as to which defeasance has been effected pursuant to Section 12.02; and

(d)       Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by persons in whose hands any of such Securities is a valid, binding obligation of [the Company] [each of the Issuers].

In determining whether the holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Overdue Rate” with respect to each series of Securities means the rate of interest designated as such in the resolution of the board of directors or other governing body of [the Company] [each of the Issuers], the supplemental indenture or the Officers’ Certificate pursuant to authority granted under a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], as the case may be, relating to such series as contemplated by Section 2.02, or if no such rate is specified, the rate at which such Securities shall bear interest.

[“Parent” means OUTFRONT Media Inc. and not any of its subsidiaries.]

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal office of the Trustee,” or other similar term, means the office of the Trustee at which at any particular time its corporate trust business shall be administered.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Securityholder,” “holder of Securities,” or other similar terms mean any person in whose name at the time a particular Security is registered on the books of the Registrar (as defined below in Section 4.02) kept for that purpose in accordance with the terms hereof.

“Specified Currency” means the currency in which a Security is denominated, which may include Dollars, any foreign currency or any composite of two or more currencies.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03.

“Trustee” means the corporation or association named as Trustee in this Indenture and, subject to the provisions of Article Seven hereof, shall also include its successors and assigns as Trustee hereunder. If pursuant to the provisions of this Indenture there shall be at any time more than one Trustee hereunder, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” has the meaning specified in Section 12.02.

Article 2
DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Forms. (a) The Securities of each series shall be in substantially such form as shall be established by or pursuant to a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], in one or more indentures supplemental hereto or an Officers’ Certificate pursuant to authority granted under a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities of such series may be listed, or to conform to usage.

(b)          The resolutions adopted by the board of directors or other governing body of [the Company] [each of the Issuers], one or more indentures supplemental hereto or the Officers’ Certificate establishing the form and terms of the Securities of any series pursuant to Sections 2.01 and 2.02, respectively, of this Indenture, may provide for issuance of Global Securities. If Securities of a series are so authorized to be issued as Global Securities, any such Global Security may provide that it shall represent that aggregate amount of Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount or changes in the rights of holders of Securities represented thereby, shall be made in such manner and by such person or persons as shall be specified therein.

(c)          The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory”

Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], one or more indentures supplemental hereto or an Officers’ Certificate pursuant to authority granted under a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], prior to the issuance of Securities of any series:

(1)          the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)          any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.06, 2.07, 2.08, 3.03, 3.06 or 10.04);

(3)          the date or dates on which the principal and premium, if any, of the Securities of the series is payable;

(4)          the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, if other than as set forth in Section 2.04, the record dates for the determination of holders to whom interest is payable;

(5)          in addition to the office or agency of the [Company] [Issuers] in the Borough of Manhattan, The City of New York required to be maintained pursuant to Section 4.02, any other place or places where the principal of, and premium, if any, and any interest on Securities of the series shall be payable;

(6)          the Specified Currency of the Securities of the series;

(7)          the currency or currencies in which payments on the Securities of the series are payable, if other than the Specified Currency;

(8)          the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the [Company] [Issuers], pursuant to any sinking fund or otherwise;

(9)          the obligation, if any, of the [Company] [Issuers] to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)        if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(11)        if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(12)        if the principal of or interest on the Securities of the series are to be payable, at the election of the [Company] [Issuers] or a holder thereof, in a coin or currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)        if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than the Specified Currency, the manner in which such amounts shall be determined;

(14)        any Events of Default with respect to the Securities of the series, if not set forth herein;

(15)        if other than the rate of interest stated in the title of the Securities of the series, the applicable Overdue Rate;

(16)        in the case of any series of non-interest bearing Securities, the applicable dates for purposes of clause (a) of Section 5.01;

(17)        if other than Deutsche Bank Trust Company Americas is to act as Trustee for the Securities of the series, the name and Principal Office of such Trustee;

(18)        if either or both of Sections 12.02 and 12.03 do not apply to any Securities of the series;

(19)        if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the name of the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.11 and any circumstances in addition to or in lieu of those set forth in clause (2) of Section 2.06 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(20)        any addition to the covenants set forth in Article Four which applies to Securities of the series and whether any such covenant shall be subject to covenant defeasance under Section 12.03;

(21)        any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

(22)        whether Parent and/or any of Parent’s direct or indirect subsidiaries will guarantee the Securities of that series, including the terms of subordination, if any, of such Guarantees.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the board of directors or other governing body of [the Company] [each of the Issuers], in any such indenture supplemental hereto or such Officers’ Certificate.

Notwithstanding Section 2.02(2) herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that no Event of Default with respect to such series has occurred and is continuing.

Section 2.03. Authentication. At any time and from time to time after the execution and delivery of this Indenture, the [Company] [Issuers] may deliver Securities of any series executed by the [Company] [Issuers] to the Trustee for authentication. Except as otherwise provided in this Article Two, the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the [Company] [Issuers], signed by any Authorized Officer of [the Company] [each of the Issuers], which order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the CUSIP numbers, the date on which the original issue of Securities is to be authenticated, the registered holder of each of the said Securities and delivery instructions. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(1)          a copy of any resolution or resolutions of the board of directors or other governing body of [the Company] [each of the Issuers] relating thereto;

(2)          an executed supplemental indenture, if any, relating thereto;

(3)          an Officer’s Certificate prepared in accordance with Section 14.04; and

(4)          an Opinion of Counsel prepared in accordance with Section 14.04 to the effect:

(a)          the form of such Securities has been established by or pursuant to a resolution of the board of directors or other governing body of [the Company] [each of the Issuers], an Officers’ Certificate or in one or more indentures supplemental hereto, in each case, in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture; and

(b)          that such Securities have been duly and validly executed, and when duly authenticated by the Trustee and issued by the [Company] [Issuers] in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the valid and binding obligations of [the Company] [each of the Issuers], enforceable against [it] [them] in accordance with their terms, subject to customary assumptions and exceptions.

The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Securities under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

Notwithstanding the provisions of Sections 2.02 and 2.03, if all Securities of a series are not to be originally issued at one time, including in the event that the aggregate principal amount of a series of Outstanding Securities is increased as contemplated by Section 2.02, it shall not be necessary to deliver the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section 2.03 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Section 2.04. Date and Denomination of Securities. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the [Company] [Issuers] executing the same may determine upon written notice to the Trustee.

Every Security shall be dated the date of its authentication.

The person in whose name any Security of a particular series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent that the [Company] [Issuers] shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names Outstanding Securities of such series are registered on a subsequent record date established by notice given by or on behalf of the [Company] [Issuers] to the holders of such Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of a particular series, the term “record date” as used in this Section 2.04 with respect to any regular interest payment date, shall mean the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, whether or not such day shall be a day on which banking institutions in The City of New York or the location of any office of the Trustee charged with responsibility under this Indenture are authorized or required by law or executive order to close or remain closed.

Section 2.05. Execution of Securities. The Securities shall be signed in the name and on behalf of the [Company] [Issuers] by the manual, facsimile or PDF or other electronic signature of any Authorized Officer of [the Company] [each of the Issuers]. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual signature of an authorized signatory, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the [Company] [Issuers] shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of [the Company] [any Issuer] who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the [Company] [Issuers], such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of [the Company] [such Issuer]; and any Security may be signed on behalf of [the Company] [each of the Issuers] by such persons as, at the actual date of the execution of such Security, shall be the proper officers of [the Company] [each of the Issuers], although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the [Company] [Issuers] for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the [Company] [Issuers] for such purpose in accordance with the provisions of Section 4.02, and the Security registrar shall register the transfer or make the exchange if its requirements are met and the Trustee shall authenticate Securities at the Security registrar’s request. Each person designated by the [Company] [Issuers] pursuant to the provisions of Section 4.02 as a person authorized to register and register transfer of the Securities is sometimes herein referred to as a “Security registrar”.

The Security registrar shall maintain, at each such office or agency, a register for each series of Securities issued hereunder (the registers of all Security registrars being herein sometimes collectively referred to as the “Security register” or the “registry books of the [Company] [Issuers]”) in which, subject to such reasonable regulations as it may prescribe, the Security registrar shall register Securities and shall register the transfer of Securities as in this Article Two provided.

No service charge shall be made for any exchange or registration of transfer of Securities, but the [Company] [Issuers] may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The [Company] [Issuers] shall not be required to exchange or register a transfer of (a) any Securities of any series for the period of 15 days next preceding the selection of Securities of that series to be redeemed and thereafter until the date of delivery of a notice of redemption of Securities of that series selected for redemption, or (b) any Securities selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

The provisions of clauses (1), (2), (3), (4), (5), (6) and (7) below shall apply only to Global Securities:

(1)          Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes under this Indenture.

(2)          Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the [Company] [Issuers] that it is unwilling or unable to continue its services as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice or (ii) ceases to be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 when the Depositary is required to be so registered to act as the Depositary and so notifies the [Company] [Issuers], and no successor Depositary has been appointed within 90 days after such notice, (B) the [Company determines] [Issuers determine] at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Securities from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Securities.

(3)          Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)          Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5)          Subject to the provisions of clause (7) below, the registered Securityholder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (7)) and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

(6)          In the event of the occurrence of any of the events specified in clause (2) above, the [Company] [Issuers] will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(7)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the [Company] [Issuers], the Trustee and any agent of the [Company] [Issuers] or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the [Company] [Issuers] or the Trustee or any agent of the [Company] [Issuers] or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security. None of the [Company][Issuers], the Trustee or any agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee and agents shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members and other members, participants and any beneficial owners.

Section 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Registrar or the [Company] [Issuers] and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Security, the [Company] [Issuers] shall issue and the Trustee, upon the written request or authorization of any officer of [the Company] [each of the Issuers], shall authenticate a replacement Security if the Trustee’s requirements are met. An indemnity bond must be supplied by the Securityholder that is satisfactory to the Trustee and the [Company] [Issuers] to protect the [Company] [Issuers], the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The [Company] [Issuers] may charge for their expenses (including the expenses of the Trustee) in replacing a Security. Every replacement Security is a contractual obligation of [the Company] [each of the Issuers] and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same series duly issued hereunder.

Section 2.08. Temporary Securities. Pending the preparation of definitive Securities, the [Company] [Issuers] may prepare and the Trustee, upon the written request or authorization of any officer of [the Company] [each of the Issuers], shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the [Company] [Issuers] consider appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the [Company] [Issuers] shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Securityholders and beneficial holders, as the case may be, of temporary Securities shall be entitled to all of the benefits accorded to Securityholders, or beneficial holders, respectively, of Securities under this Indenture.

Section 2.09. Cancellation of Securities Paid, etc. The [Company] [Issuers] at any time may deliver Securities to the Trustee for cancellation. The Registrar and paying agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the paying agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all cancelled Securities shall be delivered to the [Company] [Issuers] upon [its] [their] written request. The [Company] [Issuers] may not issue new Securities to replace Securities that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, provided that no additional interest will accrue for the intervening period in respect of such payment date.

Section 2.11. Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 2.02 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form (or such other form as a securities exchange or Depositary may request or require):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Article 3
REDEMPTION OF SECURITIES; SINKING FUNDS

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable, as the case may be, (i) to the Securities of any series which are redeemable before their maturity and (ii) to any sinking fund for the retirement of Securities of any series, in either case except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”

Section 3.02. Notice of Redemption; Selection of Securities. In case the [Company] [Issuers] shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Securities of any series in accordance with their terms, [it] [they] shall fix a date for redemption and shall deliver or cause to be delivered a notice of such redemption at least 10 and not more than 60 days prior to the date fixed for redemption to the holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Registrar, except as the resolutions adopted by the board of directors or other governing body of [the Company] [each of the Issuers], one or more indentures supplemental hereto or Officers’ Certificate establishing the terms of any series of Securities may otherwise provide. The notice shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The [Company] [Issuers] shall at least 5 Business Days prior to the mailing of any notice of redemption of any Securities, or such shorter period to which the Trustee may agree, furnish to the Trustee a copy of such notice of redemption.

Each such notice of redemption shall specify the date fixed for redemption, the CUSIP number(s), the redemption price at which the Securities of such series are to be redeemed (or if not then ascertainable, the manner of calculation thereof and the date of such determination), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. Where the redemption price is not ascertainable at the time the notice of redemption is given as aforesaid, the [Company] [Issuers] shall notify the Trustee of said redemption price promptly after the calculation thereof. If less than all the Securities of a series are to be redeemed, the notice of redemption shall specify the number or numbers of the Securities of that series to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, in case of definitive securities, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued. The notice of redemption of Securities to be redeemed at the option of the [Company][Issuers] shall be given by the [Company][Issuers] or, at the [Company’s][Issuers’] request, by the Trustee in the name and at the expense of the [Company][Issuers’].

Prior to 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section 3.02, the [Company] [Issuers] will deposit with the Trustee or with one or more paying agents (or, if [the Company] [any Issuer] is acting as the paying agent of [Company] [Issuers], will segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the redemption date all the Securities or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. If less than all the Securities of a series are to be redeemed, (i) the [Company] [Issuers] will give the Trustee notice not less than 10 days (or such shorter period as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Securities of such series to be redeemed and (ii)(x) if such Securities are at the time represented by a Global Security, then the Depositary shall select by lot (or otherwise, as required by the Depositary) the particular interests to be redeemed or (y) if any of such Securities are not represented by a Global Security, then the Trustee shall select or cause to be selected, pro rata or by lot, the Securities of that series or portions thereof to be redeemed. Securities of a series may be redeemed in part only in multiples of the smallest authorized denomination of that series.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02 or Section 3.05, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the [Company] [Issuers] shall default in the payment of such Securities or portions of such Securities, together with any interest accrued to said date) any interest on the Securities of such series or portions of Securities of such series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the [Company] [Issuers] at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; provided, however, that any regularly scheduled installment of interest becoming due on or prior to the date fixed for redemption shall be payable to holders of such Securities registered as such on the relevant record date according to their terms.

In case of definitive securities, upon presentation of any Security redeemed in part only, the [Company] [Issuers] shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the [Company] [Issuers], a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04. Satisfaction of Mandatory Sinking Fund Payments with Securities. In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the [Company] [Issuers] may at [its] [their] option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the [Company] [Issuers] or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the [Company] [Issuers] pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05. Redemption of Securities for Sinking Fund. Not less than 10 days prior to each sinking fund payment date for any series of Securities, the [Company] [Issuers] will deliver to the Trustee a certificate signed by any Authorized Officer of [the Company] [each of the Issuers] specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash (which cash may be deposited with the Trustee or with one or more paying agents or, if [the Company] [any Issuers] is acting as the paying agent of the [Company] [Issuers], segregated and held in trust as provided in Section 4.04) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.04 (which Securities, if not theretofore delivered, will accompany such certificate) and whether the [Company intends] [Issuers intend] to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the [Company] [Issuers] shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the [Company] [Issuers] to deliver such certificate (or to deliver the Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 3.04 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 or the equivalent amount in the Specified Currency (if other than Dollars) (or a lesser sum if the [Company] [Issuers] shall so request or determine) with respect to the Securities of any particular series shall be applied by the Trustee (or by [the Company] [any Issuer] if [the Company] [such Issuer] is acting as the paying agent of the [Company] [Issuers]) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next sinking fund payment date following the date of such payment) to the redemption of such Securities at the redemption price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee (or by [the Company] [any Issuers] if [the Company] [such Issuer] is acting as the paying agent of the [Company] [Issuers]) to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee (or if [the Company] [any Issuer] is acting as the paying agent of the [Company] [Issuers], segregated and held in trust as provided in Section 4.04) for such series and, together with such payment (or such amount so segregated), shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if [the Company] [any Issuer] is acting as the paying agent of the [Company] [Issuers], segregated and held in trust as provided in Section 4.04) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by [the Company] [any Issuer] if [the Company] [such Issuer] is acting as the paying agent of the [Company] [Issuers]), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of that series at maturity.

The Depositary shall select or cause to be selected the Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02, and the [Company] [Issuers] shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

On or before each sinking fund payment date, the [Company] [Issuers] shall pay to the Trustee in cash (or, if [the Company] [any Issuer] is acting as the paying agent of the [Company] [Issuers], will segregate and hold in trust as provided in Section 4.04) a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

Neither the Trustee nor the [Company] [Issuers] shall redeem any Securities of a series with sinking fund moneys or deliver any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been delivered in accordance with the provisions hereof, the Trustee (or [the Company] [any Issuer] if [the Company] [such Issuer] is acting as the paying agent of the [Company] [Issuers]) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the [Company] [Issuers]) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section.

Section 3.06. Repayment at the Option of the Holder. Any series of Securities may be made, by provision contained in or established pursuant to a supplemental indenture, a resolution of the board of directors or other governing body of [the Company] [each of the Issuers] or an Officers’ Certificate pursuant to authority granted under a resolution of the board of directors or other governing body of [the Company] [each of the Issuers] pursuant to Section 2.02 hereof, subject to repayment, in whole or in part, at the option of the holder on a date or dates specified prior to maturity, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment, on such notice as may be required, provided, however, that the holder of a Security may only elect partial repayment in an amount that will result in the portion of such Security that will remain Outstanding after such repayment constituting an authorized denomination, or combination thereof, of such Securities.

Article 4
PARTICULAR COVENANTS OF THE [COMPANY] [ISSUERS]

Section 4.01. Payment of Principal, Premium and Interest. The [Company covenants and agrees] [Issuers covenant and agree] for the benefit of each series of Securities that [it] [they] will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of that series at the places, at the respective times and in the manner provided in such Securities. Where payments are being made to the Trustee or paying agent, such Trustee or paying agent must receive funds for any payment not later than 10:00 am New York City time.

Section 4.02. Offices for Notices and Payments, etc. As long as any of the Securities of a series remain Outstanding, the [Company] [Issuers] will designate and maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities of that series may be presented for payment, an office or agency where the Securities of that series may be presented for registration of transfer and for exchange as in this Indenture provided (the “Registrar”) and an office or agency where notices and demands to or upon the [Company] [Issuers] in respect of the Securities of that series or of this Indenture may be served. In addition to such office or offices or agency or agencies, the [Company] [Issuers] may from time to time designate and maintain one or more additional offices or agencies within or outside the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for registration of transfer or for exchange, and the [Company] [Issuers] may from time to time rescind such designation, as it may deem desirable or expedient. The [Company] [Issuers] will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the [Company] [Issuers] shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee.

The [Company] [Issuers] hereby initially designate[s] the office of the Trustee at the address specified in Section 14.01 hereof as the office or agency of the [Company] [Issuers] in the Borough of Manhattan, The City of New York, where the Securities of each series may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the [Company] [Issuers] in respect of the Securities of each series or of this Indenture may be served. Deutsche Bank Trust Company Americas is hereby initially designated as the Registrar.

Section 4.03. Appointment to Fill Vacancies in Trustee’s Office. The [Company] [Issuers], whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a successor trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 4.04. Provision as to Paying Agent. (a) If the [Company] [Issuers] shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)          that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the [Company] [Issuers] or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series;

(2)          that it will give the Trustee notice of any failure by the [Company] [Issuers] (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable; and

(3)          that at any time during the continuance of any failure by the [Company] [Issuers] (or by any other obligor on the Securities of such series) specified in the preceding paragraph (2), such paying agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

(b)          If [the Company] [any Issuer] shall act as the paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the [Company] [Issuers] (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the [Company] [Issuers] may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by [it] [them], or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d)          Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.05 and 12.06.

(e)          Whenever the [Company] [Issuers] shall have one or more paying agents with respect to the Securities of any series, [it] [they] will, prior to each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, deposit with a designated paying agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the [Company] [Issuers] will promptly notify the Trustee of any failure so to act.

Section 4.05. Statement as to Compliance. The [Company] [Issuers] will furnish to the Trustee within 120 days after the end of each fiscal year a brief certificate [with respect to each Issuer] (which need not comply with Section 14.03 or 14.04) from the principal executive, financial or accounting officer of [the Company] [each of the Issuers] as required by Section 314(a)(4) of the Trust Indenture Act. Except with respect to the receipt of Securities payments and any default or Event of Default information contained in the certificate delivered to it pursuant to this Section 4.05, the Trustee shall have no duty to review, ascertain or confirm the [Company’s] [Issuers’] compliance with, or breach of, any representation, warranty or covenant made in this Indenture.

Article 5
SECURITYHOLDER LISTS AND REPORTS
BY THE [COMPANY] [ISSUERS] AND THE TRUSTEE

Section 5.01. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders of the Securities and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the [Company] [Issuers] shall furnish to the Trustee at least two Business Days before the date for the payment of interest on such Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of Securities and the [Company] [Issuers] shall otherwise comply with Trust Indenture Act Section 312(a).

Section 5.02. Reports by the [Company] [Issuers]. The [Company] [Issuers] covenant to file with the Trustee, within 15 days after the [Company files] [Issuers file] the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports that the [Company is] [Issuers are] required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939; provided that, such information, documents, reports and periodic information, as applicable, shall be deemed to be filed with the Trustee when publicly filed with the Securities and Exchange Commission through the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System filing system (or any successor electronic filing system), provided that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including [Company’s] [Issuers’] compliance with any of [its] [their] covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.03. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted as provided in Section 313(c) of the Trust Indenture Act, so long as any Securities are Outstanding hereunder, and shall be dated within 60 days after January 15 of each year.

Article 6
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT

Section 6.01. Events of Default. The term “Event of Default” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.02 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated in this Indenture or as may be established with respect to such Securities as contemplated by Section 2.02 hereof, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable resolution of the board of directors or other governing body of [the Company] [each of the Issuers], in the applicable Officers’ Certificate or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02:

(a)          default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on any Security of such series; or

(b)          default for 30 days or more in the payment of any installment of interest on any Security of such series when and as the same shall become due and payable; or

(c)          default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the Securities of such series; or

(d)          failure for 60 days after receipt of written notice given by the Trustee or the Securityholders of not less than 25% in principal amount of Securities of such series then outstanding to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (a) or (b) of this Section 6.01) contained in this Indenture or the Securities; or

(e)          a decree or order by a court having jurisdiction in the premises shall have been entered adjudging [the Company] [any Issuer] bankrupt or insolvent under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, and such decree or order shall have continued unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of [the Company] [any Issuer] or of all or substantially all of the property of [the Company] [any Issuer], or for the liquidation of the affairs of [the Company] [any Issuer], shall have been entered, and such decree or order shall have continued unstayed for a period of 60 consecutive days; or

(f)           [the Company] [any Issuer] shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the filing of bankruptcy or insolvency proceedings against it or shall file a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing the inability of [the Company] [any Issuer] to pay its debts generally as they become due; or

(g)          if the Securities of such series are subject to a Guarantee of a Guarantor, such Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the [Company] [Issuers] not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by this Indenture or the terms of the Securities of such series; or

(h)          any other Event of Default provided in the applicable resolution of the board of directors or other governing body of [the Company] [each of the Issuers], in the applicable Officers’ Certificate or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02.

If an Event of Default as contemplated by Sections 6.01(e) or 6.01(f) occurs, the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portions of the principal amount as may be specified in the terms of such series) with respect to Securities of any series at the time Outstanding will become due and payable immediately. If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the [Company] [Issuers] (and to the Trustee if given by Securityholders of such series), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding.

This provision, however, is subject to the condition that if, holders of a majority in aggregate principal amount of the then outstanding Securities of each applicable series affected thereby by notice to the Trustee may on behalf of the holders of such Securities waive any existing default related to the Securities of such series and its consequences under this Indenture, except a continuing default in the payment of interest on, premium, if any, or the principal of, any Security held by a non-consenting holder; and rescind any acceleration and its consequences with respect to the Securities (except if such recession would conflict with any judgment of a court of competent jurisdiction). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceedings, the [Company] [Issuers], the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding has been instituted.

Section 6.02. Payment of Securities on Default; Suit Therefor. The [Company covenants] [Issuers covenant] that (a) in case default shall be made in the payment of any installment of interest upon any Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, (b) in case default shall be made in the payment of the principal of, or premium, if any, on any Security of any series as and when the same shall become due and payable, whether at maturity of the Securities of that series or upon redemption or by declaration, repayment or otherwise or (c) in case of default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of any series—then, upon demand of the Trustee, the [Company] [Issuers] will pay to the Trustee, for the benefit of the holder of any such Security (or holders of any series of Securities in the case of clause (c) above) the whole amount that then shall have become due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate applicable to any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06.

In case the [Company] [Issuers] shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of any express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the [Company] [Issuers] or any other obligor upon such Securities and collect in the manner provided by law out of the property of [the Company] [each of the Issuers] or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy, for the insolvency or for the reorganization of [the Company] [any Issuer] or any other obligor on the Securities of any series under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, or in case a receiver or trustee (or other similar official) shall have been appointed for the property of [the Company] [any Issuer] or such other obligor, or in the case of any other similar judicial proceedings relative to [the Company] [any Issuer] or other obligor on the Securities of any series, or to the creditors or property of [the [Company] [any Issuer] or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 6.01), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of any series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders of any series allowed in such judicial proceedings relative to the [Company] [such Issuer] or any other obligor on the Securities of any series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution; and any receiver, assignee or trustee (or other similar official) in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee costs and expenses of collection and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Securities allowed in any judicial proceedings relative to [the Company] [any Issuer] (or any other obligor upon the Securities including any Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

Section 6.03. Application of Moneys Collected by Trustee. If the Trustee, any registrar or any paying agent collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee, any registrar, any paying agent, their agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or any registrar or any paying agent and the costs and expenses of collection;

SECOND: to holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the [Company] [Issuers] or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to holders of Securities pursuant to this Section 6.03.

Section 6.04. Proceedings by Securityholders. No holder of any Security of any series may pursue any remedy with respect to this Indenture or any Security, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, (ii) the holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding shall have requested the Trustee to institute such remedy and shall have offered to the Trustee such security and indemnity as it may require against loss, the costs, expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall not have received from the holders of a majority in principal amount of the Securities of such series then Outstanding a direction inconsistent with that request, and shall have neglected or refused to institute any such action, suit or proceeding within 60 days after the receipt of that request. A holder of a Security may not use this Indenture to prejudice the rights of another holder of a Security or to obtain a preference or priority over another holder of a Security (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Securityholders. (a) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified.

(b)          Prior to any acceleration or declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may, on behalf of the holders of all of the Securities of such series, waive any past default or Event of Default with respect to such series and its consequences except a default in the payment of interest, if any, on, or the principal of or premium, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series, or in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the holder of each Security affected. Upon any such waiver the [Company] [Issuers], the Trustee and the holders of the Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07(b), said default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, deliver to all holders of Securities of such series, as the names and addresses of such holders appear upon the registry books of the [Company] [Issuers], notice of all defaults with respect to such series actually known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term “defaults” for the purpose of this Section 6.08 being hereby defined to be the events specified in Section 6.01 or established with respect to such Securities as contemplated by Section 2.02, not including the periods of grace, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.02 and irrespective of the giving of the notices specified in clauses (d) and (e) of Section 6.01 or established with respect to such Securities as contemplated by Section 2.02); provided, however, that except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities of such series.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.09 shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by any holder of Securities of any series or group of such holders, holding in the aggregate more than 10 percent in principal amount of the Outstanding Securities of such series or (iii) to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Security (A) on or after the due date expressed in such Security, (B) on or after the date fixed for redemption or repayment or (C) after such Security shall have become due by declaration.

Article 7
CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee.

(a)          If an Event of Default has occurred (and has not been cured), the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements, notices and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          Subject to this Article 7, whether or not an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Securityholder or Securityholders of the Securities unless such Securityholder or Securityholders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the [Company] [Issuers]. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The provisions of this Section 7.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 7.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act, and subject to the provisions of Section 7.01:

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of [the Company] [each of the Issuers], personally or by agent or attorney at the sole cost of the [Company] [Issuers] and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from [the Company] [either of the Issuers] shall be sufficient if signed by an Officer of [the Company] [such Issuer].

(f)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)          The Trustee may request that [the Company] [each of the Issuers] deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities shall be taken as the statements of [the Company] [each of the Issuers] (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the [Company] [Issuers] or any of the Securities or of the proceeds thereof.

Section 7.04. Ownership of Securities. The Trustee and any agent of the [Company] [Issuers] or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

Section 7.05. Moneys to be Held in Trust. Subject to the provisions of Sections 12.05 and 12.06 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the [Company] [Issuers] to pay thereon.

Section 7.06. Compensation and Expenses of Trustee. The [Company] [Issuers] shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The [Company] [Issuers] shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and documented out-of-pocket compensation, disbursements and expenses of the Trustee’s agents and counsel.

The [Company] [Issuers] and the Guarantors, if any, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by it (as evidenced in an invoice from the Trustee) in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the [Company] [Issuers] or any of the Guarantors, if applicable (including this Section 7.06), or defending itself against any claim whether asserted by any Securityholder, the [Company] [Issuers] or any Guarantor, if applicable, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the [Company] [Issuers] promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the [Company] [Issuers] shall not relieve the [Company] [Issuers] of its obligations hereunder. The [Company] [Issuers] shall defend the claim and the Trustee shall provide reasonable cooperation at the [Company’s] [Issuers’] expense in the defense. The Trustee may have separate counsel and the [Company] [Issuers] shall pay the fees and expenses of such counsel; provided, however, that the [Company] [Issuers] shall not be required to pay such fees and expenses if its assumes such the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the [Company] [Issuers] and the Trustee in connection with such defense. In the event that the [Company][Issuers] shall assume the defense of any such suit, the [Company][Issuers] shall not settle any such suit without prior written consent of the Trustee, which consent shall not be unreasonably withheld or delayed. The [Company] [Issuers] need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

The obligations of the [Company] [Issuers] and Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the [Company] [Issuers] and the Guarantors, if any, in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.07. Officer’s Certificate as Evidence. Subject to the provisions of Sections 7.01 and 7.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Indentures Not Creating Potential Conflicting Interests For The Trustee. The following indenture is hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act: this Indenture with respect to the Securities of any other series.

Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or State authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.10. Resignation or Removal of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.10. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the [Company] [Issuers]. The holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the [Company] [Issuers] in writing. The [Company] [Issuers] may remove the Trustee if:

(a)          the Trustee fails to comply with Section 7.09 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

(c)          a receiver, custodian or other public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the [Company] [Issuers] shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the [Company] [Issuers].

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the [Company’s] [Issuers’] expense), the [Company] [Issuers] or the holders of at least 10% in principal amount of the then Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Securityholder who has been a Securityholder for at least six months, fails to comply with Section 7.09 hereof, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the [Company] [Issuers]. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or send electronically or otherwise in accordance with the procedures of the Depositary a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.10, the [Company’s] [Issuers’] obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.11. Succession by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.12. Other Matters Concerning the Trustee. The principal corporate trust office of the Trustee at the date of this Indenture is located at the address specified in Section 14.01 hereof.

Section 7.13. Appointment of Authenticating Agent. The Trustee may appoint an authenticating agent acceptable to the [Company] [Issuers] to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any registrar or paying agent to deal with Securityholders or Affiliate of the [Company] [Issuers].

Article 8
CONCERNING THE SECURITYHOLDERS

Section 8.01. Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Nine or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

Section 8.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 7.01, 7.02 and 9.06, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The ownership of Securities shall be proved by the registry books of the Registrar.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.07.

The [Company] [Issuers] may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to or revoke any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 90 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Securities of any series, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.03. Who Are Deemed Absolute Owners. The [Company] [Issuers], the Trustee and any agent of the [Company] [Issuers] or of the Trustee may deem the person in whose name any Security shall be registered upon the books of the [Company] [the Issuers] to be, and may treat him as, the owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.04) interest, if any, on such Security and for all other purposes; and neither the [Company] [Issuers] nor the Trustee nor any agent of the [Company] [Issuers] or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No Beneficial Owner of a beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the [Company] [Issuers], the Trustee, and any agent of the [Company] [Issuers] or the Trustee as the owner of such Security for all purposes whatsoever. None of the [Company] [Issuers], the Trustee or any agent of the [Company] [Issuers] or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04. Securities Owned by [Company] [Issuers] Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Securities which are owned by [the Company] [any Issuer], any Guarantor of Securities of such series or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with [the Company] [any Issuer], any Guarantor of Securities of such series or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such demand, request, notice, direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with [the Company] [such Issuer], such Guarantor or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

Article 9
SECURITYHOLDERS’ MEETINGS

Section 9.01. Purposes of Meetings. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1)          to give any notice to the [Company] [Issuers] or to the Trustee, to give any directions to the Trustee, to consent to the waiving of any default hereunder and its consequences or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

(2)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

(3)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4)          to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed or delivered to holders of Securities of each series affected at their addresses as they shall appear on the registry books of the Company. Such notice shall be mailed or delivered not less than 10 nor more than 90 days prior to the date fixed for the meeting.

Section 9.03. Call of Meetings by [Company] [Issuers] or Securityholders. In case at any time the [Company] [Issuers], pursuant to a resolution of [its board of directors] [each of their boards of directors or other governing bodies], or the holders of at least 10 percent in aggregate principal amount of the Securities then Outstanding of any series that may be affected by the action proposed to be taken at the meeting shall have requested the Trustee to call a meeting of the holders of Securities of all series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the [Company] [Issuers] or such Securityholders, in the amount specified above, may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing or delivering notice (or, in the case of securities held in book-entry form, by electronic transmission) thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which such meeting is being held or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the [Company] [Issuers] and [its] [their] counsel.

Section 9.05. Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Securities of the relevant series at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.01. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.05). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 9.03), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02, except that such notice must be mailed or delivered not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Subject to the foregoing, at the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Securities of the relevant series then Outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities of the relevant series then Outstanding which shall constitute a quorum.

At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) a majority in aggregate principal amount of the Securities of the relevant series then Outstanding and (b) 75% in aggregate principal amount of the Securities represented and voting at the meeting.

Any holder of a Security who has executed in person or by proxy and delivered to the Trustee or respective agent an instrument in writing complying with the provisions of Article Eight shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder of a Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

Section 9.06. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holder of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the [Company] [Issuers] or by Securityholders as provided in Section 9.03, in which case the [Company] [Issuers] or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.04, at any meeting each holder of Securities with respect to which such meeting is being held or proxy shall be entitled to vote the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) of such Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Sections 9.02 or 9.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.07. Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) and number or numbers of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed or delivered as provided in Section 9.02. The record shall show the principal amount of the Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the [Company] [Issuers] and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all such series under any of the provisions of this Indenture or of the Securities.

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Securityholders. The [Company] [Issuers], the applicable Guarantor(s), if any, when authorized by resolution of [the board of directors] [each of their boards of directors or other governing bodies], and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)          to evidence the succession of another Person to [the Company] [any Issuer], or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of [the Company] [such Issuer] pursuant to Article Eleven hereof;

(b)          to add to the covenants of the [Company] [Issuers] such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included for the benefit of such series) as the [board of directors] [boards of directors or other governing bodies] of the [Company] [Issuers] shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c)          to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are applicable only to specified series);

(d)          to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(e)          to establish the forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by Sections 2.01 and 2.02;

(f)           to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(g)          to cure any ambiguity, omission, mistake, defect or inconsistency contained herein or in any supplemental indenture;

(h)          to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act, as amended;

(i)            to add to or change any provision of this Indenture to provide that bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered Securities or of principal, premium or interest with respect to bearer Securities, or to permit registered Securities to be exchanged for bearer Securities; provided, however, that any such addition, change or elimination may not materially adversely affect the interests of any holders of Securities at the time Outstanding nor permit or facilitate the issuance of Securities of any series in uncertificated form;

(j)           to add Guarantees with respect to the Securities of any series or to secure the Securities of any series;

(k)          to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.10 or pursuant to Section 2.02(17); and

(l)            to add to, change or eliminate any of the provisions of this Indenture; provided, however, that no such addition, change or elimination shall materially adversely affect the legal rights of the holders of any Securities of the applicable series.

The Trustee is hereby authorized to join with the [Company] [Issuers] and the applicable Guarantor(s), if any, in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the [Company] [Issuers], the Guarantor(s), if applicable, and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Sections 8.01 and 8.02) of the holders of a majority in the principal amount of the Securities of each series (each series voting as a class) affected by such supplemental indenture at the time Outstanding, the [Company] [Issuers], the applicable Guarantor(s), if any, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities or each such series; provided, however, that no such supplemental indenture shall (i) change the stated maturity of principal of, or any installment of principal of or interest on, any Security, (ii) reduce the rate of or extend the time of payment of interest, if any, on any Security or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series, or any interest rate reset with respect thereto in each case in accordance with the terms thereof), (iii) reduce the principal amount or premium, if any, on any Security, (iv) make the principal amount or premium, if any, or interest, if any, on any Security payable in any coin or currency other than that provided in any Security, (v) reduce the percentage in principal amount of Securities of any series the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default pursuant to Section 6.07(b), (vi) change any place of payment where the Securities of any series or interest thereon is payable, (vii) impair the right of any holder of a Security to institute suit for any such payment, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01, adversely affect the right of repayment, if any, at the option of the holder or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security, (viii) in the case of any Security that is subject to a Guarantee, release the Guarantor of such Guarantee from any of its obligations under such Guarantee, except in accordance with the terms of this Indenture and such Security or (ix) modify any provision of Section 6.07(b) or 10.02 (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security so affected), without, in the case of each of the foregoing clauses (i) through (ix), the consent of the holder of each Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

Upon the request of the [Company] [Issuers], accompanied by a copy of the resolutions of the board of directors or other governing body of [the Company] [each of the Issuers] and the Guarantor(s), if applicable, authorizing the execution and delivery of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the [Company] [Issuers] and the Guarantor(s), if applicable, in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may but shall not be obligated to, enter into such supplemental indenture.

For the avoidance of doubt, with respect to any series of Securities, the consent of holders of Securities of such series required by this Section 10.02, if the Company so determines, may also be obtained from the holders of a majority in principal amount of the Securities of that series.

It shall not be necessary for the consent of the Securityholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the [Company] [Issuers] and the holders of the Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form provided to the Trustee as to any matter provided for in such supplemental indenture. If the [Company] [Issuers] or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the board of directors or other governing body of [the Company] [each of the Issuers], to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the [Company] [Issuers], authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and constitutes the valid and binding obligation of [the Company] [each of the Issuers], enforceable against [it] [them] in accordance with its terms, subject to customary assumptions and exceptions.

Article 11
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 11.01. [Company][Issuers] May Consolidate, Merge Or Sell Assets on Certain Terms. [The Company] [Any Issuer] may consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person; provided, however, that (a) in case of any such consolidation or merger the corporation resulting from such consolidation or any corporation other than [the Company] [such Issuer] into which such merger shall be made shall succeed to and be substituted for [the Company] [such Issuer] with the same effect as if it has been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of this Indenture on the part of [the Company] [such Issuer] to be performed or observed, (b) as a condition of any such sale of the assets of [the Company] [such Issuer] as, or substantially as, an entirety, the corporation to which such assets shall be sold shall (i) expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of all the covenants and conditions of this Indenture on the part of [the Company] [such Issuer] to be performed or observed and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such assets, execute and deliver to the Trustee a supplemental indenture thereto, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of this Indenture on the part of [the Company] [such Issuer] to be performed or observed, to the same extent that [the Company] [such Issuer] is bound and liable, (c) [the Company] [such Issuer] is not, or such successor corporation is not, immediately after such merger, consolidation or sale, in default in the performance of any obligations under this Indenture and (d) deliver an Officer’s Certificate and Opinion of Counsel that such transaction is permitted by this Indenture and all conditions precedent have been complied with.

Section 11.02. Successor Corporation or Limited Liability Company to be Substituted. In case of any such merger, consolidation or sale, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for [the Company] [such Issuer], and may exercise every right and power of [the Company] [such Issuer] under this Indenture with the same effect as if such successor corporation or limited liability company had been named herein as [the Company] [such Issuer], and [the Company] [such Issuer] shall be relieved of any further obligation under this Indenture and under the Securities. Such successor corporation or limited liability company thereupon may cause to be signed, and may issue either in its own name or in the name of [OUTFRONT Media Inc.] [Outfront Media Capital LLC or Outfront Media Capital Corporation, as applicable], any or all of the Securities issuable hereunder which theretofore shall not have been signed by [the Company] [such Issuer] and delivered to the Trustee; and, upon the order of such successor corporation or limited liability company, instead of [the Company] [such Issuer], and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of [the Company] [such Issuer] to the Trustee for authentication, and any Securities which such successor corporation or limited liability company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation or sale, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 11.03. Documents to be Given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption, comply with the provisions of this Article Eleven.

Article 12
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01. Discharge of Indenture. When (a) the [Company] [Issuers] shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen or in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.07 or Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the [Company] [Issuers] as provided in Section 12.06) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the [Company] [Issuers] or any Guarantor(s) shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Securities (other than any (i) Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.07 or (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the [Company] [Issuers] as provided in Section 12.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the [Company] [Issuers] or any Guarantor(s) shall also pay or cause to be paid all other sums payable hereunder by the [Company] [Issuers], then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the [Company] [Issuers] or any Guarantor(s) accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the [Company] [Issuers], shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the [Company] [Issuers], however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

Section 12.02. Legal Defeasance. Following the deposit referred to in clause (a), the [Company] [Issuers] will be deemed to have paid and will be discharged from its obligations in respect of the Securities of the series with respect to which such deposit shall have been made and the Indenture with respect to such Securities (“Legal Defeasance”), other than (i) the rights of the Securityholders of Outstanding Securities of such series to receive, solely from the trust fund described in clause (a), payments in respect of the principal of and interest on such securities when such payments are due and (ii) its obligations in Article Two and Sections 4.02, 7.06, 7.10, 12.06 and 12.07, provided the following conditions have been satisfied:

(a)          The [Company] [Issuers] or, if applicable, any Guarantor(s) irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Securityholders of such series, money sufficient, or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest, if any, on the Securities of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)          The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which [the Company] [any Issuer] or any Guarantor is a party or by which it is bound.

(c)          The [Company] [Issuers] or, if applicable, the Guarantor(s) have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the holders of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(d)          The [Company] [Issuers] or, if applicable, the Guarantor(s) have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the [Company] [Issuers] or such Guarantor(s), if applicable, with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others.

(e)          The [Company] [Issuers] or, if applicable, the Guarantor(s) have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Section 12.03. Covenant Defeasance. Following the deposit referred to in clause (a) with respect to the Securities of a series, the [Company’s] [Issuers’] obligations set forth in the covenant or covenants for such series of Securities established as contemplated by Section 2.02(20) will terminate, and clauses (d) (to the extent relating to such covenant or covenants), (e) and (h) of Section 6.01 will no longer constitute Events of Default with respect to the Securities of a series, provided the following conditions have been satisfied:

(a)          the [Company] [Issuers] or, if applicable, any Guarantor(s) have complied with clauses (a), (b), (d) and (e) of Section 12.02; and

(b)          the [Company] [Issuers] or, if applicable, the Guarantor(s) have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the [Company’s] [Issuers’] obligations under the Indenture will be discharged.

Section 12.04. Deposited Moneys to be Held in Trust by Trustee; Miscellaneous Provisions. All moneys and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to the provisions of Section 12.02 or 12.03 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including [the Company] [any Issuer] if acting as the paying agent), to the holders of the particular Securities for payment or redemption of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any.

The [Company] [Issuers] shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.01 or 12.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the [Company] [Issuers] from time to time upon request of the [Company] [Issuers] any money or U.S. Government Obligations held by it as provided in Section 12.02 or 12.03 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the legal defeasance or covenant defeasance, as the case may be, with respect to such Securities.

Section 12.05. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the [Company] [Issuers], be repaid to the [Company] [Issuers] or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.06. Return of Unclaimed Moneys. Subject to applicable laws, any moneys deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on Securities of any series and not applied but remaining unclaimed by the holders of Securities of that series for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the [Company] [Issuers] by the Trustee on written demand; and the holder of any such Securities shall thereafter look only to the [Company] [Issuers] for any payment which such holder may be entitled to collect and all liability of the Trustee with respect to such money shall thereupon cease.

Section 12.07. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 12.01, 12.02 or 12.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the [Company’s] [Issuers’] obligations under the Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the [Company makes] [Issuers make] any payment of principal of or interest on any Securities because of the reinstatement of [its] [their] obligations, [it] [they] will be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

Article 13
IMMUNITY OF INCORPORATORS,
STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the [Company] [Issuers] in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of [the Company] [any Issuer] or of any successor corporation, either directly or through [the Company] [any Issuer] or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Article 14
MISCELLANEOUS PROVISIONS

Section 14.01. Notices. Any notice or communication by the [Company] [Issuers], any Guarantor, the Trustee or any paying agent to the others is duly given if in writing in English and delivered in person or via facsimile, electronic mail or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the [Company] [Issuers] and/or any Guarantor:

OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, NY 10174
Attention: General Counsel

If to the Trustee:

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle 17th Floor
Mail Stop: NYC01-1710
New York, New York 10005
Attention: Corporates Team Deal Manager - Outfront Media Inc./ Deal ID, SF7177
Facsimile: (732) 578-4635

The [Company] [Issuers], any Guarantor, the Trustee or any paying agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail (or in the case of securities in global form, on the date the notice is sent pursuant to the applicable procedures of the Depositary); when receipt acknowledged, if faxed; at the time sent if sent by electronic mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and, subject to compliance with the Trust Indenture Act, on the first date of which publication is made, if given by publication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Securityholder shall be transmitted in accordance with the procedures of DTC, sent by electronic mail, mailed by first-class mail (certified or registered, return receipt requested) or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so transmitted to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to transmit a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the [Company transmits] [Issuers transmit] a notice or communication to Securityholders, they shall transmit a copy to the Trustee and each registrar or paying agent at the same time.

Section 14.02. Communication by Holders of Securities with Other Holders of Securities. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The [Company] [Issuers], the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the [Company] [Issuers][, the Parent] or any of the Guarantor(s), if applicable, to the Trustee to take any action under this Indenture, the [Company] [Issuers][, the Parent] or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)          an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.05 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which examination or investigation, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, member or stockholder of [the Company] [any Issuer] or any Guarantor shall have any liability for any obligations of [the Company] [any Issuer] or such Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 14.07. Governing Law. THIS INDENTURE, THE SECURITIES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.08. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. Each of the [Company] [Issuers], the Guarantors and the Trustee irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 14.09. Waiver of Jury Trial. EACH OF THE [COMPANY] [ISSUERS], THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10. Force Majeure. In no event shall the Trustee incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, epidemic or pandemic, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 14.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the [Company] [Issuers], any Guarantor[, the Parent] or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12. Successors. All agreements of [the Company] [each of the Issuers] in, or of any Guarantor pursuant to, this Indenture and the Securities or Guarantee, as applicable, shall bind their successors. All agreements of the Trustee or any Agent in this Indenture shall bind its successors.

Section 14.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 14.15. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.16. U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and agents. Accordingly, each of the parties agree to provide to the Trustee and agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and agents to comply with Applicable Law.

Section 14.17. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the Trust Indenture Act, inclusive, such imposed duties or incorporated provision shall control.

Article 15
GUARANTEES

Any series of Securities and all other obligations due under the Indenture may be guaranteed by one or more Guarantors. The terms and the form of any such Guarantee shall be established in the manner contemplated by Section 2.02 hereof for such series of Securities; provided, however, that, prior to the authentication and delivery upon original issuance of any series of Securities that are to be so guaranteed, the Company and the Trustee and each person that shall be an initial Guarantor of such series of Securities shall execute and deliver a supplemental indenture hereto pursuant to Section 10.01 hereof, whereby such person shall become a Guarantor under this Indenture with respect to such series of Securities.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of .

[OUTFRONT MEDIA INC.]
[OUTFRONT MEDIA CAPITAL LLC]
[OUTFRONT MEDIA CAPITAL CORPORATION]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title: